CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS




Perma-Fix Environmental Services, Inc.
Gainesville, Florida


We hereby consent to the incorporation by reference of our report dated February 14, 1997, except for Note 5 which is as of April
14, 1997, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, into the Company's previously filed Form S-3 and Form S-8 Registration Statements, File Nos. 33-85118 (S-3), 333-14513 (S-3, 33-80580 (S-8), 333-3664 (S-8) and 333-17899 (S-8).




                                   /s/ BDO Seidman, LLP


                                   BDO Seidman, LLP


Orlando, Florida
April 14, 1997